Exhibit 99.3

Good morning.

It continues to be an honor and a privilege to stand before the owners of CHS — a company you can all be proud of — to deliver this financial report.

This year’s theme — Commitment — is appropriate for a review of the 2015 CHS financial results and for sharing the outlook for the year ahead.

“Commitment” epitomizes our approach to your company’s financial management and the three objectives that we must accomplish — year-in and year-out. It means we’re committed to investing on your behalf to create economic value today and tomorrow. It means we’re committed to sharing direct economic benefits through patronage, in a company you own. And, it means we’re committed to keeping your company financially strong.

At last year’s annual meeting, I showed a well-worn sketch I carry in my pocket as a daily reminder of my personal commitment to you and to CHS, to build and protect our sound balance sheet which I consider the engine that drives our economic flywheel.

Well, I guess you could say that my commitment grew in 2015. That piece of paper alone no longer does the job. I’ve now taken to using my office windows to sketch out strategies, priorities and objectives for prudently managing your company’s finances.

In case this concerns you, I want to stress two things — first, the writing does come off with windex. Second, and most important, especially to our legal team, you can’t read it from outside the building. Rest assured, no company confidential information is shared with those in our visitors’ parking lot.

Telling that story isn’t about getting a laugh — although there have been some laughs and some head shaking, back at the office. And it’s not about my frugality and avoiding buying a white board. I share this with you to demonstrate my personal commitment and the focus we have on your success. Even as we prepare to make the biggest investment in our history. Even as we navigate a softer cycle in our core agriculture and energy businesses. We are thinking long-term, big picture and are firmly committed to keeping your company financially strong — today, tomorrow and for generations to come.

Our financial commitment is about prudence. It’s about prioritizing and making the right choices. It’s the ability to see the long-term, but with a clear eye on today. And, from a practical standpoint, it’s about operating within our conservative financial guardrails.

In our time together today, I want to sketch out for you our three-part financial commitment — let’s call them our window panes, in keeping with the theme of my office windows

The first window will be a look-back at fiscal 2015 and how we performed within softer commodity markets.

The second — and most important to you — is the window view of our direct economic return to our owners for fiscal 2015 and what you can expect in fiscal 2016.

The third and final window on CHS is a transparent outlook on how we’re prudently performing within our financial guardrails, particularly as we prepare for our $2.8 billion investment in CF Nitrogen LLC, an unprecedented opportunity for CHS and its patrons both today and for generations to come.

Let’s start with fiscal 2015. If I had to summarize the past fiscal year in one word, I’d say “solid.” That’s especially true when you put it in the context of the softer environment we’re facing across the markets we operate in globally.

Net income for fiscal 2015 was $781 million. And while that’s down 28 percent from $1.1 billion for fiscal 2014, it’s still a top five earnings year for your company. This performance was achieved in a period of lower refining margins and reduced global grain demand. I do want to note — and will highlight in a moment — that a portion of our lower earnings can be attributed to non-recurring events.

The same can be said for our volumes and corresponding revenues. At $34.6 billion, we were down 19 percent from a year ago. That’s not unexpected when your business is predominately tied to long-term commodity cycles. As you well know, we’ve seen significant declines in average prices for crude oil and grain over the last two years. In addition to volume changes, commodity prices affect our revenues. Again, fiscal 2015 was a top five year for revenues over your company’s history.

Now let’s open the financial highlights windows for each of your CHS businesses, beginning with Energy.

Year-over-year earnings for Energy were down, primarily within refined fuels. As you know, energy markets have weakened and this has affected refining margins across the industry. In addition, our financial results were impacted by major maintenance projects at our Laurel, Montana, and McPherson, Kansas, refineries. Additionally, at McPherson construction on the new coker and expansion projects are heading into the home stretch. Also, I do want to note that on the first day of fiscal 2016, we completed our purchase of the McPherson refinery and related operations. This acquisition is the largest in CHS history and was underway for the past four years.

Looking beyond refined fuels production, it was a strong year for refined fuels sales to our owners and other customers. We saw record sales for our premium diesel fuels. Overall refined fuels revenue grew, which included the addition of 70 Cenex® branded retail locations.

As individuals we might have enjoyed it, but the weather was not kind to our propane business in fiscal 2015. Earnings declined due to lower margins and reduced demand for both fall 2014 crop drying and winter 2014-15 heating use. Even with lower demand, we continued to deliver value for our customers by adding nearly 5 million gallons of storage capacity since 2012.

Fiscal 2015 was an excellent year for CHS Lubricants which posted record earnings, thanks to significant customer service enhancements and geographic sales growth. And our CHS Transportation business, which supports not only Energy, but also our Agronomy and Processing businesses, had a solid year, driven by increased efficiencies and an unrelenting safety commitment.

Here’s a recap of our 2015 energy segment performance.

We’ll now take a look through our Ag window. This segment consists of Ag Business — combining domestic and global grain marketing and wholesale agronomy — along with our Country Operations and Processing businesses.

Year-over-year results in this segment were down about $63 million. Now I’ll walk you through the factors behind the decline.

First, our grain marketing earnings declined in fiscal 2015 when compared with the previous year. In fiscal 2014, we benefited from robust logistical performance which didn’t repeat in 2015. We also experienced growth-related expenses and foreign exchange losses in fiscal 2015. These were partially offset by increased margins. There were bright spots for fiscal 2015, as our grain marketing volumes and revenues exceeded expectations for the year. Our teams leveraged the excellent corn, soybean and wheat yields across most of the U.S. to meet demand from both domestic and global customers.

Within our Agronomy business, our wholesale crop nutrients earnings were up year-over-year due to increased margins which were partially offset by lower volumes.

Country Operations — which includes CHS local retail, animal nutrition and sunflower businesses — saw lower earnings due to tighter retail agronomy margins and growth-related expenses. The lower earnings were offset in part by higher grain volumes and margins. I want to call out two highlights here. CHS Sunflower increased its share of the growing wild-bird-food market. And CHS Nutrition delivered record earnings on record feed volumes for fiscal 2015.

In fiscal 2015, we saw increased earnings in our Processing and Food Ingredients unit. This business includes our soy processing operations along with our renewable fuels production and marketing.

This is one of the places where a one-time, non-recurring event impacts our year-to-year comparisons. In fiscal 2014, we recorded a $74.5 million one-time charge related to our CHS Israel soy processing operations. In fiscal 2015, we saw improved performance in soy processing. Within our renewable fuels business, earnings declined, primarily due to lower ethanol market prices and lower marketing commissions. This was partially offset by incremental earnings, or manufacturing margin, from our two Illinois ethanol plants. With our Rochelle and Annawan plants, CHS now produces about 250 million gallons of ethanol annually, just over a quarter of the ethanol we market today.

The second one-time event for fiscal 2015 relates to expenses for the proposed nitrogen fertilizer plant at Spiritwood, North Dakota. As you know, in August we announced that CHS wasn’t proceeding with this project. As a result, we recorded a $116.5 million one-time impairment charge for the work CHS had capitalized up to that decision point. I’d like to emphasize that this impairment has not affected patronage earnings and was charged against the unallocated reserve.

Here’s a recap of Ag Business earnings for 2015.

Finally, we report results for our Business Solutions operations and our two food processing-related joint ventures under the Corporate and Other heading. Business Solutions — which includes our risk management, insurance and finance businesses — experienced increased earnings and kept its unwavering focus on helping CHS owners and other customers succeed in a time of lower prices, tighter margins and reduced volatility.

Ventura Foods, our joint venture with Mitsui, recorded a second consecutive year of sales volume growth, opening the year with strong margins due to lower commodity prices which in turn reduced the cost of ingredients. Ardent Mills, our new milling venture with Cargill and ConAgra Foods, had a strong first full year of operations and expanded through the acquisition of a Canadian mill. I’d like to note the last one-time event that affects year-over-year comparables was related to Ardent Mills. For fiscal 2014, we recorded a one-time non-recurring gain of $109.2 million associated with the formation of Ardent Mills.

Here’s an overview of Corporate and Other.

And a final look at fiscal 2015 — a solid year for CHS. The results are noteworthy given the challenging environment we are all operating in.

Now let’s move to the second pane of our window on CHS finances — our commitment to sharing the company’s financial success with you — our owners!

In fiscal 2015, based on fiscal 2014 earnings, CHS returned $534 million to owners like you in the form of cash patronage, equity redemptions and dividends on preferred stock. This ranks third highest in CHS history and maintains our strong record of sharing competitive economic returns with our owners.

Here’s a look at distributions made during fiscal 2015, based on results of the previous fiscal year:

Looking at fiscal 2016, as patron owners, based on fiscal 2015 results, you’ll share in an estimated $519 million in cash patronage, equity redemptions, and preferred stock dividends. When we take into account what we project to return this year, that will bring cumulative returns to owners based on fiscal 2011—2015 performance to $2.4 billion. That’s a tremendous record of shared success and, in my opinion, consistent with our mission of helping our owners grow.

Here’s a look at how we expect the 2016 distribution to break down. This year’s patronage distribution will take place in February, with equity redemption following in the third fiscal quarter.

And I also want to share a snapshot of some of the key wholesale patronage rates driving this year’s patronage distributions. These rates are preliminary and may change slightly prior to distribution.

I want to reiterate two things your chairman said in his remarks.

First, Chairman Bielenberg noted that non-qualified equity won’t be a component of our patronage distribution in fiscal 2016. Like all of our balance sheet management tools, we carefully assess our need for non-qualified on an annual basis. As we looked ahead, the Board determined that CHS won’t issue non-qualified equity this year. Also, CHS will pass through the unused portion of its IRS Section 199 domestic production activity deduction — the DPAD — to eligible owners. This may create an additional cash benefit for these patrons.

In the big picture, when we include the planned 2016 pro-rata redemptions, eligible member cooperative equity earned prior to 2005 will have been retired. That’s a revolvement period very few cooperatives can match and one of which you can all be proud.

Second, as Chairman Bielenberg noted, in early calendar 2016 the CHS Board of Directors’ plans to update the current equity redemption policy to put individual owners on the same age of equity program as we employ for member cooperatives effective beginning in fiscal 2017.

Now, the final view through my window. That is our three important financial commitments to you:

Number One: To keeping your company financially strong.

Number Two: To sustaining profitable growth.

And Number Three, to delivering appropriate economic returns to you.

This is the CHS Financial Foundation. We’re committed to achieving this while continuing to invest in your future and that of future generations of cooperative owners and customers.

On February 1st, we will be writing a very, very big check. CHS will make an equity investment in CF Nitrogen, LLC, on your behalf. And, at $2.8 billion, this transaction is without question the largest in your company’s 85-year history. It’s an investment we believe will significantly benefit you as CHS owners today and for many tomorrows to come. In fact, generations to come. And, not only through dependable fertilizer supply agreements, but also by connecting eligible owners to nitrogen fertilizer manufacturing margins and a substantial patronage stream.

It’s also an investment for which we’ve prudently prepared by building a balance sheet that not only allows us to execute this historic investment but, equally important, keeps your company financially strong.

While agriculture and energy markets were robust in recent years, we focused on the future. We strengthened the CHS balance sheet — even as we continued to invest significant growth capital in your company. We returned record amounts of cash to you. We maximized our use of balance sheet management tools focusing on building equity, including preferred stock to supplement patron equity.

With the CF Nitrogen investment, we will now use long-term debt to supplement equity in building the CHS balance sheet. We remain committed to keeping the CHS balance sheet strong. This strength is measured by two primary metrics: debt-to-equity and debt-to-cash flow.

And when February 1st arrives, we will be ready to write that big $2.8 billion check to close this significant transaction — an event that, as some of my Texas friends would say is, “A pig going through a python.”

You may be wondering what happens next, particularly within a softer economic environment. Rest assured, your company is positioned to take on this challenge. We ended fiscal 2015 with the strongest balance sheet in company history. In executing this investment, we’ll take advantage of that strength, confident that the economic return from CF Nitrogen will begin this year and continue for generations to come.

Here’s a look at how we ended fiscal 2015 with the guardrails we use to measure our financial strength.

I want to reinforce that both debt-to-equity and debt-to-cash flow will remain well below the covenant limits established with our lenders, and also within our more conservative guardrails for fiscal year 2016.  I hope these give you confidence in the stability of the CHS financial foundation.

We’ve also planned for additional investments in our energy, grains, agronomy and processing businesses in 2016 and beyond. At the same time, we’ll be vigilant in monitoring the economic environment, timing investments prudently and always keeping both the details and the big picture in clear sight.

There’s no question that fiscal 2016 will be an exciting and, I believe, landmark year for your company. We are prepared and we are committed. With a strong balance sheet, and with a disciplined and mindful financial approach. With the ability to execute the CF Nitrogen investment, and other opportunities to create long-term value for you.

So as I look forward, whether it’s written on a window, scrawled on a piece of paper or carried in my thoughts each day, one commitment is always at the forefront. I am committed to CHS’s financial success.

As it has been for the past three years, it remains an honor and a privilege to be a member of this committed CHS team. Thank you for your support of the cooperative system. Thank you for your support of CHS.

Thank you.